Exhibit 23.5

Consent of CRU

CRU International Limited hereby consents to the use of its name and the reference to CRU’s reports, estimates and the data in this registration statement on Form S-1 for Noranda Aluminum Holding Corporation.

/s/ Fraser Murdoch

Fraser Murdoch

Chief Operating Officer

CRU International Limited

November 15, 2010